                            SHAREHOLDERS' AGREEMENT

     SHAREHOLDERS' AGREEMENT dated as of July __, 1996 (this "Agreement") by and among NAVIDEC, Inc., a Colorado corporation (the "Corporation"), and the Persons (as hereinafter defined) listed on Schedule A hereto (together with their transferees of shares of Common Stock (as hereinafter defined) and all Persons who become a party to this Agreement after the date hereof, the "Shareholders"). All capitalized terms used herein and not otherwise defined shall have the meanings ascribed in Article 5 hereto.

                                   RECITAL

     On the date hereof, the Shareholders own all of the outstanding shares of common stock, no par value (the "Common Stock"), of the Corporation and wish (1) to provide for the continuity of management of the Corporation, (2) to avoid dissension among the parties holding Common Stock, (3) to control the transfer of the shares of Common Stock, and (4) to otherwise make provision for the future management of the Corporation.

                                  AGREEMENTS

     Accordingly, the parties hereto agree as follows:

                    ARTICLE 1 -- OWNERSHIP OF COMMON STOCK

     1.1 OWNERSHIP. The Shareholders own the number of shares of Common Stock set forth opposite their respective names on Schedule A hereto.

     1.2 AUTHORIZED CAPITAL STOCK. The authorized capital stock of the Corporation on the date hereof consists of 20,000,000 shares of Common Stock. Except for the 4,000,000 shares of Common Stock listed on SCHEDULE A hereto, no shares of capital stock of the Corporation are outstanding on the date hereof.

                  ARTICLE 2 -- RESTRICTIONS ON TRANSFER

     2.1 TRANSFERS VOID. Each Shareholder agrees that it will not for a period of three years from the date hereof (the "Restricted Period") sell, give, transfer, assign, pledge, or otherwise grant a security interest in (collectively, "Transfer"), any Common Stock now owned or hereafter acquired by such Shareholder, except as expressly permitted by, and in compliance with, the terms and conditions of Sections 3.1, 3.2, 3.3 or 3.4 and 3.5 (if applicable) hereof (each, a "Permitted Transfer"). Any Transfer in violation of this Section 2.1 shall be null and void. After the expiration of the Restricted Period, each Shareholder shall be entitled to Transfer shares of Common Stock to any other Person only in accordance with the remaining provisions of this Agreement.

     2.2  ALL TRANSFERS IN COMPLIANCE WITH LAW AND SUBJECT TO THIS AGREEMENT.

          (a) Every Transfer of shares of Common Stock otherwise permitted or required by this Agreement shall be in compliance with federal and state securities laws, including without limitation the Securities Act, and the Corporation may require an opinion of counsel to the transferor of such shares as to such compliance.

          (b) Every Transfer of shares of Common Stock otherwise permitted or required by this Agreement shall be, and the Person to whom any shares of Common Stock are transferred (other than pursuant to a public offering or a sale pursuant to Rule 144 of the Securities Act) shall agree to take and hold such shares of Common Stock, subject to this Agreement. Without limiting the generality of the foregoing, the provisions of this Section 2.2(b) shall apply to every Transfer to any Affiliate, or the estate, executors, administrators, personal representatives, heirs, and devises, of any Shareholder. No Transfer shall be effective unless and until the transferee of the shares of Common Stock sought to be transferred shall execute and deliver to the Corporation an instrument in which such transferee agrees to be bound by this Agreement and to observe and comply with this Agreement and with all obligations and restrictions imposed on Shareholders hereby.

          (c) Prompt notice shall be given by the transferor to all the parties hereto of any Transfer of shares of Common Stock.

                      ARTICLE 3 -- PERMITTED TRANSFERS

     3.1 TRANSFERS TO FAMILY MEMBERS. Each Shareholder who is a natural person may, at any time or times, Transfer any or all of his or her shares of Common Stock to the following Persons:

          (a)  his or her spouse, siblings, or descendants;

          (b) to the trustee(s) of one or more trusts (the terms of which are not inconsistent with this Agreement) at any time established by such Shareholder for the sole benefit of one or more Persons listed in clause (a) above; or

          (c) to the trustee(s) of one or more voting trusts of which all voting trust certificates are owned by one or more Persons listed in clause
(a) above;

(the Persons described in clauses (a) through (c) above are collectively referred to herein as "Family Members").

     3.2 TRANSFERS TO AFFILIATES. Each Shareholder that is not a natural person may, at any time or times, transfer any or all of its shares of Common Stock to one or more of its Affiliates.

     3.3 TRANSFERS TO OTHER SHAREHOLDERS. Notwithstanding any other provision of this Agreement to the contrary, any Shareholder shall be entitled to Transfer shares of Common Stock to any other Shareholder who is a party to this Agreement or to the Corporation.

     3.4 TRANSFERS WITH CONSENT. Notwithstanding any other provision of this Agreement to the contrary, Shareholders may Transfer shares of Common Stock to any Person with the written consent of the other Shareholders holding an aggregate of at least 70% of the shares of Common Stock then held by all of the Shareholders.

     3.5 NOTICE OF TRANSFER. Unless waived or modified by the Corporation, each transferor of shares of Common Stock pursuant to Sections 3.1, 3.2 or
3.3 above shall give notice to the Corporation of the intention to make any such Transfer not less than ten days prior to effecting such Transfer, which notice shall state the name and address of each proposed transferee, the number of shares of Common Stock proposed to be transferred to each, and the date of the proposed Transfer.

        ARTICLE 4 -- CERTAIN RIGHTS WITH RESPECT TO COMMON STOCK

     4.1  RIGHT OF FIRST REFUSAL.

          (a) Subject to Section 2.1 above, if any Shareholder (an "RFR Transferor") receives from any Person (an "RFR Transferee") any proposal (other than a Permitted Transfer described in Section 3.1 or 3.2 hereof) to purchase any shares of Common Stock ("RFR Securities"), and the RFR Transferor intends to accept such proposal, the RFR Transferor shall give prompt notice (an "RFR Notice") to the Corporation and each other Shareholder to such effect, which notice shall include the following:

               (1) a copy of the proposal or, if not in writing, a full description thereof;

               (2)  the proposed purchase price;

               (3) whether the proposed purchase price is payable in cash, notes, securities or other forms of consideration;

               (4)  the name of the RFR Transferee;

               (5)  the conditions and timing of the proposed purchase; and

               (6) all other terms upon which such transfer is proposed to be made.

     In addition, the RFR Transferor shall notify the RFR Transferee of the rights of the Corporation and each other Shareholder hereunder.

          (b) Upon receipt of the RFR Notice, the Corporation and each other Shareholder shall each have an irrevocable option to purchase all or any number of the RFR Securities on the same terms and conditions as those set forth in the RFR Notice in the following order of priority:

               (1) the option to purchase the RFR Securities shall be exercisable first by the Corporation within five Business Days after receipt of the RFR Notice: to the extent the Corporation does not purchase all of the RFR Securities, the Corporation shall give each other Shareholder a notice to that effect;

               (2) subject to Section 4.1(d) below, within five Business Days after receipt of such notice from the Corporation, each other Shareholder shall have the option to purchase, Pro Rata, that part of the RFR Securities which the Corporation has elected not to purchase, with any remaining RFR Securities to be iteratively allocated Pro Rata to the Shareholders electing to purchase them.

          (c) If the Corporation and/or the Shareholders do not exercise their option to purchase all of the RFR Securities on the basis set forth above, then the RFR Transferor shall be free to sell the RFR Securities to the RFR Transferee on the terms which were contained in the RFR Notice for a period of 120 days from the earlier of the following:

               (1)  the expiration of the option period described in
Section 4.1(b) above (or as extended by Section 4.1(d) below); and

               (2) the date such RFR Transferor shall have received written notice from the Corporation and each Shareholder stating that the option granted to them under the foregoing provisions will not be exercised in full.

Any transfer to the RFR Transferee not made within such 120-day period or which is proposed to be made on terms other than those set forth in the RFR Notice may only be made, if at all, after again complying with this
Section 4.1.

          (d) Notwithstanding any other provision of this Agreement to the contrary, if the RFR Transferor is an original party to this Agreement (designated as an "Original Shareholder" on the execution page hereto), or a transferee thereof, then the Original Shareholders shall have the option to purchase the RFR Securities within five Business Days after the date of receipt of notice from the Corporation pursuant to Section 4.1(b)(1) hereof, and to the extent the Original Shareholders do not purchase all of the RFR Securities, the Original Shareholders shall give the other Shareholders a notice to that effect, and such other Shareholders then shall have the option to acquire the remaining RFR Securities in accordance with Section 4.1(b)(2) hereof, and the period for exercise of such option shall begin upon receipt of such notice from the Original Shareholders rather than the Corporation.

     4.2 LEGALLY BINDING OBLIGATION. The giving of a notice or the accepting of an offer as provided in Section 4.1 hereof shall create a legally binding obligation as provided in such Section 4.1.

     4.3 INVOLUNTARY TRANSFERS. If an Involuntary Transfer of any of the Common Stock owned a Shareholder shall occur, the other Shareholders shall have the same right of first refusal provided in Section 4.1 hereof with respect thereto as if the Involuntary Transfer had been a proposed voluntary Transfer by such Shareholder, governed by Section 4.1, except that

          (a) the periods within which such rights must be exercised shall run from the date upon which notice of the Involuntary Transfer is received,

          (b) such rights shall be exercised by notice to the Involuntary Transferee ("Involuntary Transfer Notice") rather than the Shareholder who suffered the Involuntary Transfer, and

          (c) the purchase price per share of Common Stock shall be the "fair market value" thereof determined as follows:

               (1) as agreed upon in writing by the Involuntary Transferee and the other Shareholders making such purchase, or, failing such agreement within five Business Days of receipt of the Involuntary Transfer Notice by the Involuntary Transferee,

               (2)  as determined by an investment banking firm that is
(i) reasonably satisfactory to both the Involuntary Transferee and the Shareholders making such purchase and (ii) willing and able to complete the valuation within forty-five days of being retained to do so, or, failing such agreement within ten Business Days of receipt of the Involuntary Transfer Notice by the Involuntary Transferee,

               (3) as determined by an investment banking firm selected by the Corporation's auditors/accountants for such purpose.

     The determination of the purchase price per share by an investment banking firm hereunder shall be final and binding upon all parties hereto and the Involuntary Transferee. The fees of such investment banking firm shall be split equally among the Corporation and Shareholders making such purchase.

     The closing of any purchase under this Section 4.3 shall be held at the principal office of the Corporation at 11:00 A.M. local time on the forty-fifth day after the date on the purchase price per share has been determined, or at such other time and place as the parties to the transaction may agree upon. At such closing, the Involuntary Transferee shall deliver certificates representing the shares being purchased by the Shareholders, duly endorsed for transfer and accompanied by all requisite stock transfer taxes. The Involuntary Transferee shall represent and warrant that it is the beneficial owner of such Common Stock and that such Common Stock is free and clear of any liens, claims, options, charges, encumbrances, or rights of others arising through the action or inaction of the Involuntary Transferee. The Shareholders making such purchase shall deliver at closing, by official bank check, payment in full for such Common Stock. At such closing, all parties to the transaction shall execute such additional documents as are otherwise appropriate.

     In the event that the provisions of this Section 4.3 shall be held to be unenforceable with respect to any particular Involuntary Transfer of Common Stock, the other Shareholders shall have the rights provided in Section 4.1 hereof if the transferee of the Involuntary Transfer subsequently obtains a bona fide offer for, and desires to transfer, such Common Stock, in which event such transferee shall be deemed to be the "RFR Transferor" under
Section 4.1 and shall be bound by the other provisions of that Section and the related provisions of this Agreement.

                             ARTICLE 4.4--DEFINITIONS

     As used herein, the following terms shall be defined as follows:

     "Affiliate" shall have the meaning ascribed in the Securities Act.

     "Agreement" shall have the meaning ascribed in the Preamble.

     "Business Day" shall mean any day which is not a weekend, holiday, or other day on which banks are required to be closed in the State of Colorado.

     "Common Stock" shall have the meaning ascribed in the Recital.

     "Corporation" shall have the meaning ascribed in the Preamble.

     "Family Member" shall have the meaning ascribed in Section 3.1 hereof.

     "Involuntary Transfer" shall mean any Transfer, proceeding, or action by or in which a Shareholder shall be deprived or divested of any right, title, or interest in or to any of the Common Stock, including, without limitation, any seizure under levy of attachment or execution, any transfer in connection with bankruptcy (whether pursuant to the filing of a voluntary or involuntary petition under the Federal Bankruptcy Code of 1978, or any modifications or revisions thereto) or other court proceeding to a debtor in possession, trustee in bankruptcy or receiver or other officer or agency, any transfer to a state or to a public officer or agency pursuant to any statute pertaining to escheat or abandoned property, any transfer pursuant to a final decree of a court in a divorce action, any transfer upon or occasioned by the incompetence of any Shareholder, or any transfer to a legal representative of any Shareholder. Permitted Transfers shall not be considered Involuntary Transfers.

     "Involuntary Transferee" shall mean the proposed recipient of Common Stock pursuant to any Involuntary Transfer.

     "Involuntary Transfer Notice" shall have the meaning ascribed in Section 4.3(b) hereof.

     "Original Shareholder" shall have the meaning ascribed in Section 4.1(d) hereof.

     "Permitted Transfer" shall have the meaning ascribed in Section 2.1 hereof.

     "Person" shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority, or other entity of whatever nature.

     "Pro Rata" shall mean, with respect to any Shareholder, the fraction, expressed as a percentage, with a numerator equal to the number of shares of Common Stock then owned by that Shareholder and a denominator equal to the aggregate number of shares of Common Stock then owned by all Shareholders.

     "RFR Notice" shall have the meaning ascribed in Section 4.1(a) hereof.

     "RFR Securities" shall have the meaning ascribed in Section 4.1(a) hereof.

     "RFR Transferee" shall have the meaning ascribed in Section 4.1(a) hereof.

     "RFR Transferor" shall have the meaning ascribed in Section 4.1(a) hereof.

     "Restricted Period" shall have the meaning ascribed in Section 2.1 hereof.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Transfer" shall have the meaning ascribed in Section 2.1 hereof.


                          ARTICLES 4.5--MISCELLANEOUS


     4.6. TERMINATION OF RESTRICTIONS ON TRANSFER AND RIGHTS OF FIRST REFUSAL. The provisions of Articles 2 and 4 and Section 7.3 of this Agreement shall terminate upon the sale by the Corporation and/or
Shareholders of at least 25% of the shares of Common Stock (based on the total number of shares outstanding immediately after such sale) pursuant to a registration statement under the Securities Act.

     4.7 INSPECTION RIGHTS. The Shareholders shall have the right to inspect all financial records and physical facilities of the Corporation, as long as the time, place, and manner are reasonable.

     4.8. GOVERNING LAW. This Agreement shall be subject to and governed by the laws of the State of Colorado.

     4.9 LEGEND. Each certificate of Common Stock now held or hereafter acquired by any Shareholder shall, for as long as this Agreement is effective or required by applicable law, bear a legend substantially as follows:

          The transfer of any of the shares of Common Stock represented by this certificate are restricted by the terms of a certain Shareholders' Agreement, a copy of which may be inspected at the Corporation's principal office. Any sale of the Common Stock represented by this certificate is subject to certain rights of first refusal held by other Shareholders of the Corporation, and other transfers are generally prohibited.

          The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws. The shares represented by this certificate may not be transferred, sold, offered for sale, or otherwise disposed of unless there is an effective registration statement or other qualification relating to such securities under the Securities Act of 1933, as amended, and any applicable state securities laws, or unless the Corporation receives an opinion of counsel satisfactory to the Corporation that such registration or other qualification under the Securities Act of 1933, as amended, and any applicable state securities laws is not required in connection with such transfer, sale, offer or disposition.

     4.10. BINDING ON TRANSFEREES. The provisions of this Agreement shall be binding upon and inure to the benefit of any permitted transferee of capital stock owned by the Shareholders from and after the effective date hereof.

     4.11. NOTICES. Notices hereunder shall be given only by personal delivery, registered or certified mail, return receipt requested, or overnight courier service and shall be deemed received when personally delivered or five days after being deposited in the mail or one day after being delivered to a courier service or a carrier for electronic transmittal (as the case may be), postage or charges prepaid, and properly addressed to the particular party to whom the notice is to be sent. Unless and until changed by notice given as provided herein, notices shall be sent to the addresses set forth on Schedule A hereto.

     4.12. REFERENCES TO CLOSING DATES. If any date specified hereunder as a closing date shall fall on other than a Business Day, such closing date shall occur on the next succeeding Business Day, subject to the right of the parties hereto to set a different closing date as provided herein.

     4.13. SEVERABILITY. In the event that any provision hereof is held void or unenforceable by any court, then such provision shall be severable and shall not affect the remaining provisions hereof.

     4.14. COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     4.15. ENTIRE AGREEMENT; AMENDMENT. This Agreement sets forth the entire understanding of the parties and supersedes all prior agreements, arrangements, outlines and communications, whether oral or written, with respect to the subject matter hereof. This Agreement shall be amended from time-to-time to reflect changes in the composition of the Shareholders and changes in stock ownership that may occur from time-to-time as a result of Transfers permitted hereunder. Subject to the provisions of Section 6.1 hereof, this Agreement and/or its provisions may be amended, revised or terminated with the prior written consent of Shareholders and their respective permitted transferees, if any, owning an aggregate of 70% of the shares of Common Stock then outstanding and owned by Shareholders and their respective transferees.

     4.16. WAIVER. Any failure by a party hereto to comply with any obligation, agreement or condition herein may be expressly waived as set forth in Section 6.10 hereof, but such waiver or failure to insist upon strict compliance with such obligation, agreement, or condition shall not operate as a waiver of, or estoppel with respect to, any such subsequent or other failure.

     4.17. CONSENT TO SPECIFIC PERFORMANCE. The parties hereto declare that it is impossible to measure in money the damages which would accrue to a party by reason of another party's failure to perform any of the obligations hereunder. Therefore, if any party shall institute any action or proceeding to enforce the provisions hereof, any party against whom such action or proceeding is brought hereby waives any claim or defense therein that the plaintiff party has any adequate remedy at law, and consents to specific performance as a remedy.

     4.18. NEW PARTIES. The Corporation shall not record a transfer of Common Stock from any Shareholder to any Person not a party hereto unless such Person shall execute an acknowledgment of the terms hereof and an agreement to be bound hereby. Upon execution of such acknowledgments, such new Shareholder shall be deemed for all purposes to be a party hereto, and shall be subject to all the obligations and entitled to all the benefits created hereby with respect to Shareholders.

     4.19. VARIATIONS IN PRONOUNS. All pronouns and variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the antecedent Person or Persons or entity or entitles may require.

     IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the date first above written.

                                       NAVIDEC, Inc.


                                       By: ___________________________________
                                       Name:
                                       Title:

                                       ORIGINAL SHAREHOLDERS:

                                       _______________________________________
                                       Ralph Armijo


                                       _______________________________________
                                       Jonathan A. Simmons


                                       _______________________________________
                                       Arthur Armijo


                                       _______________________________________
                                       Patrick R. Mawhinney


                                       _______________________________________
                                       Kevin L. Blankenship


                                       _______________________________________
                                       Harold Anderson II


                                       _______________________________________
                                       Tom Parr


                                       _______________________________________

                                       Matthew D. Gitchell


                                       _______________________________________
                                       Lee Trujillo


                                       _______________________________________
                                       Robert Medlin


                                       _______________________________________
                                       John Sims


                                       _______________________________________
                                       Kirk Steinbock


                                       _______________________________________
                                       Jason Kay


                                       _______________________________________
                                       Maria Zenaida Tamundong Carpio


                                       _______________________________________
                                       Louis Joseph Rubbo II


                                       _______________________________________
                                       Curtis Armijo


                                       _______________________________________
                                       Christian Dwyer


                                       _______________________________________

                                       Andrew Davis


                                       _______________________________________
                                       Eric Nastri


                                       _______________________________________
                                       Patrick Townsend


                                       _______________________________________
                                       Julie Erjavec


                                       _______________________________________
                                       Ralph Armbruster


                                       _______________________________________
                                       Dan Flenniken


                                       _______________________________________
                                       Les Lira

                                       _______________________________________
                                       Gregory Hatstat


                                       _______________________________________
                                       Greg Beckham


                                       _______________________________________
                                       Deborah Block


                                       _______________________________________

                                       Carol Pritchard


                                       _______________________________________
                                       Norma Montgomery


                                       _______________________________________
                                       LGC Management

                                                                     SCHEDULE A


                                SHAREHOLDERS

Name and Address                                          Shares
----------------                                          ------

Ralph Armijo                                             1,838,687
2818 E. Geddes Avenue
Littleton, CO 80122

Cindy Simmons                                              813,669
89 Willowleaf Drive
Littleton, CO 80127

Arthur Armijo                                              250,000
0475 Country Road 167
Glenwood Springs, CO
81101

Patrick R. Mawhinney                                       314,671
9292 Buttonhill Court
Highlands Ranch, CO 80126

Kevin L. Blankenship                                       171,393
13145 W. 85th Place
Arvada, CO 80005

Harold Anderson II                                         171,393
1217 E. Ascol Ave.
Highlands Ranch, CO 80126

Tom Parr                                                    38,087
7376 S. Garfield Court
Littleton, CO 80122

Matthew D. Gitchell                                            200
5944 S. Union Street
Lakewood, CO 80127

Lee Trujillo                                                   300
3320 S. Dahlia Street
Denver, CO 80222

Robert Medlin                                                  200
2396 S. Dawson Way
Aurora, CO 80014

John Sims                                                    1,000
7652 S. Logan
Littleton, CO 80122

Kirk Steinbock                                                 100
1449 Emerson St. #2
Denver, CO 80218

Jason Kay                                                      100
7347 S. Quebec
Englewood, CO 80112

Maria Zenaida Tamundong                                        200
Carpio
1919 N. Nevada Avenue
Colorado Springs, CO 80907

Louis Joseph Rubbo II                                          500
10914 West 102nd Circle
Westminster, CO 80021

Curtis Armijo                                               50,000
2353 S. Corona Street
Denver, CO 80210

Christian Dwyer                                             50,000
2234 S. Downing Street
Denver, CO 80210

Andrew Davis                                                50,000
7815 S. Ivy Way
Englewood, CO 80112

Patrick Townsend                                             6,000
6833 S. Ivy, Unit 6-208
Englewood, CO 80112

Julie Erjavec                                                6,000
3030 W. Prentice Ave., Unit I
Littleton, CO 80123

Ralph Ambruster                                             20,000
7307 South Waco
Foxfield, CO 80016

Dan Flenniken                                                4,000
15168 E. Grand Avenue
Aurora, CO 80015

Les Lira                                                     4,000
7474 S. Milwaukee Ct.
Littleton, CO 80122

Gregory Hatstat                                              5,000
16765 Rockledge Cove
Parker, CO 80134

Gregory Beckham                                                350
4369 S. Quebec Street
Denver, CO 80237

Deborah Block                                                  750
678 Clarkson Street
Denver, CO 80218

Carol Pritchard                                                350
5441 S. Tabor Street
Littleton, CO 80127

Norma Montgomery                                               750
1871 W. David Drive
Littleton, CO 80123

LGC Management                                              10,000

Reserved for Future Issuance                               193,300

TOTAL                                                    4,000,000
                                                         ---------
                                                         ---------